Exhibit 10.

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made on the 12th day of March,
2004

BETWEEN:

1. Intermost Corporation, a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming (the "Company" or "Intermost"); and

2. Andy Benjian Lin , an individual resident in Shenzhen, China (the
"Executive").

WHEREBY IT IS AGREED as follows:

1.  INTERPRETATION

1.1   In this Agreement, unless the context requires otherwise:

      o "Board" means the board of directors from time to time of the Company;

      o "Group" means the Company and its subsidiaries from time to time and "member of the Group" shall be constructed accordingly; o "HK$" means Hong Kong dollars;

      o "Hong Kong" means the Hong Kong Special Administrative Region of The People's Republic of China;

      o "Listing Rules" means the Rules governing the Listing of Securities on The National Association of Securities Dealers/NASD; >> "Month" means calendar month.

1.2 References herein to Clauses are to clauses in this Agreement unless the context requires otherwise.

1.3 The headings are inserted for convenience only and shall not affect the construction of the Agreement.

1.4 Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

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2.  EMPLOYMENT

Subject to the terms and conditions herein, the Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, as the president and chief executive officer of the Company.

3.  EXECUTIVE'S DUTIES

The Executive shall, during the continuance of this employment hereunder:

3.1. comply with any lawful instructions or directions from time to time reasonably given or made by the Board, or with the authority of the Board, and shall comply with the Company's rules, regulations, policies and procedures from time to time in force;

3.2. faithfully and diligently serve the Group and use his reasonable best endeavours to promote the business and interests thereof;

3.3. devote himself exclusively and diligently to the business and interest of the Group and personally attend thereto at all times during usual business hours and during such other times as the Company may reasonably require except in case of incapacity through illness or accident in which case he shall forthwith notify the Secretary of the Company of such capacity and shall furnish to the Board such evidence thereof as it may require;

3.4. keep the Board promptly and full informed (in writing if so requested) of his conduct of the business or affairs of the Group and provide such explanations as the Board may reasonably require in connection therewith;

3.5. carry out his duties and exercise his powers jointly with any other director or executive member of the Group as shall from time to time be appointed by the Board to act jointly with the Executive and the Board may at any time require the Executive to cease performing or exercising any of his duties or powers under this Agreement; and

3.6. comply with the relevant requirements of all applicable laws, regulations, codes of practice and rules Ordinance (including the Listing Rules and any rules of any other stock exchange, market or dealing system on which the securities of any member of the Group is traded and the applicable laws, regulations, codes of practice in that jurisdiction).

4.  DURATION OF EMPLOYMENT

4.1. Employment Term

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      The employment shall be for a period of 36 months from the first day of
      March 2004 (the "Employment Term").

      At each anniversary of the Employment Term parties should review the Agreement and adjust the terms if so needed.

4.2.  Automatic Extension

      If neither party has notified the other in writing at least 30 days prior to the end to the Employment Term, then this Agreement shall be extended automatically on annual basis and upon the same terms.

5.  RUMUNERATION

The remuneration of the Executive shall be as follows:

1) The Company shall pay the Executive an annual salary of HK$700,000, payable no less frequently than monthly. Such salary shall include any sum receivable as other remuneration from any other member of the Group (if any), and shall be reviewed by the Board each year at the time of the annual salary reviews for senior executives provided that the Executive shall abstain from voting and shall not be counted in the quorum in respect of any resolution regarding the amount payable to himself in relation to his employment under this Agreement which is proposed at any meeting of the Board;

2) The Company's Board may, in respect of every financial year of the Company, grant to the Executive a discretionary bonus, provided that bonuses payable by the Company to its executive directors in any financial year shall not exceed ten per cent of the net profits (after tax and after extraordinary items) of the Company for such year as shown in its audited accounts. Said discretionary bonus shall be payable within thirty (30) days after the Company's accounts for the relevant year have been audited and certified, provided that such discretionary bonus shall be paid only on a pro rata basis in respect of any financial year of the Company during a portion only of which the Executive has served the Company hereunder, unless his employment shall have been terminated pursuant to Clause 8.2, in which case no discretionary bonus is payable.

3) In addition to the above benefits, the Executive shall also be entitled to such other benefits under any applicable employee benefit plan (including medical & hospital coverage insurance, spouse and dependable medical insurance).

6.  Stock options

6.1. Upon the commencement of the Agreement and for each complete service year, the Executive shall be entitled to options (Options) of purchasing one million restricted common stocks of Intermost (Option Shares) at a striking price (Option Price) of 5

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      working days average price prior to the last day of the Executive's service year or the commencement day of the Agreement. The number of the Options shall be adjusted in accordance with the Company's option structure and option plan each year.

6.2. The Options shall be fully vested immediately, and shall be immediately exercisable, notwithstanding upon a Change of Control. A "Change of Control" shall mean the occurrence of any of the following (i) a sale of substantially all of Intermost's assets in a single transaction or a series of related transactions or a complete liquidation of Intermost, or
      (ii) any other event that the Board of the Intermost determines to be a Change of Control.

6.3. The Option Shares shall be the shares of Intermost, which have been registered under a registration statement filed with the Securities and Exchange Commission of the United States.

6.4. The Options are intended to be part of an Executive stock option plan to be executed by Intermost in favor of the Executive.

6.5. Method of Exercising Options: The Options may be exercised by written notice to Intermost at its principal executive office, or to such transfer agent as the Intermost shall designate. Such notice shall state the election to exercise an Option and the number of Option Shares for which it is being exercised , and shall be signed by the person so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, and Intermost shall deliver a certificate or certificates representing such shares as soon as practicable after notice shall be received. The Executive may elect to exercise all or any portion of the Options vested.

6.6. Termination of Options: The Options shall terminate on the earlier of the following: (i) One year after the termination of the employment by the Executive; or (ii) the seventh anniversary from the date of vesting of the Options, whichever is earlier.

6.7. Options not transferable: The Options are not transferable or assignable except (i) by will or by the laws of descent and distribution, (ii) as approved by the board of directors of Intermost, (iii) to the Executive 's spouse, ex-spouse, children, step-children, mother or father (the" Immediate Family") (iv) to an entity in which the Executive or his Immediate Family, individually or collectively, have at least 99%of the Executive. (each such transferee under subsections (ii) through (iv) being referred to as a "Permitted Transferee"). During the Executive's lifetime only the Executive or a Permitted Transferee can exercise this option.

6.8. Sales of Option Shares: Executive shall not sell shares obtained through the exercise of an Option prior to one year after the Option is Exercised.

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6.9.  Capital Adjustments: If at any time while the Options are in effect or unexercised there shall be any increase or decrease in the number of issued and outstanding shares of the Common Stock of Intermost due to (i) the declaration of or payment of a stock dividend, (ii) any recapitalization resulting in a stock split, combination or exchange of shares or (iii) any other increase or decrease in such shares effected without receipt of consideration by Intermost, then the number of Option Shares subject to purchase shall be adjusted to the end that the same proportion of Intermost's issued and outstanding shares of Common Stock in each such instance, and the Option Price shall remain at the same aggregate price as provided in this Agreement.

7.  INSURANCE

The Company shall purchase for the Executive (i) directors' and officers' insurance in an amount and on terms and conditions no less favorable than that purchased for any other director or officer of the Company or that is reasonable and customary in the Company's industry; and (ii) travel insurance for the Executive's travels for the Company.

8.  EXPENSES

The Company shall promptly reimburse the Executive (against receipts or such other reasonable evidence of expenditure as the Board may require) for all reasonable expenses incurred in the course of his employment hereunder or in promoting or otherwise in connection with the business of the Company.

9.  LEAVE

The Executive shall be entitled to 21 days of annual leave (in addition to public holidays) with full pay. The Executive accrues annual leave at the rate of 1.75 days per month, and may accumulate and carry forward a maximum of 21 leave days. Any balance in excess of 21 days cannot be carried forward. Unused leave may be taken after the Executive has submitted his resignation. Upon termination of employment, the Executive is paid for unused accrued leave.

10.  TERMINATION

10.1. If the Executive is at any time prevented from performing his duties hereunder due to death, illness, injury or accident, or if the Executive terminates his employment hereunder at any time due to the Company's failure to perform its obligations hereunder, he (or in the case of death, his estate) shall be entitled to receive his full salary for the first three (3) months (or in the case of illness, injury or accident, any shorter period during which such incapacity continues). In the case of incapacity, if the Executive continues to be incapacitated for a period longer than three (3) consecutive months, the Company may then terminate his employment with one (1)

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      month's notice in writing. Such termination shall not affect any Options rights under the Agreement.

10.2. If at any time during the term of his employment hereunder the Executive shall be guilty of or commit any serious misconduct which in the reasonable opinion of the Board is in any way detrimental to the interests of any member of the Group, or shall be in breach of any of the terms of this Agreement, or shall commit any act of bankruptcy or become insolvent, or make any arrangements or composition with his creditors generally, or fail to pay his personal debts or shall be guilty of persistent insobriety or be convicted of any criminal offence involving his integrity or honesty, the Company may terminate the Executive's employment hereunder forthwith without any bonus or payment in lieu of notice and upon termination, the Executive shall not entitled to any bonus.

10.3. Termination without Cause: This Agreement may be terminated by the Company without cause at any time by delivery of a written notice thirty (30) days prior to the date of termination. The Company shall pay the Executive an amount equal to three months of Base Salary as severance pay. Such termination shall not affect any Options rights under the Agreement.

10.4. Termination by Executive: Executive may terminate this Agreement at any time by delivery of a written notice of resignation to Company ("notice of Resignation") thirty (30) prior to the date of termination. In the event of termination by Executive pursuant to this provision, Executive shall be entitled to (i) the Base Salary paid or provided to Executive under this Agreement through the date of termination, and (ii) exercise the Options, as provided above.

11.  EXECUTIVE'S UNDERTAKINGS

11.1 The Executive shall not either during the continuance of his employment hereunder or at any time thereafter divulge to any person whomsoever or to any body corporate or unincorporated (except to those officers of the Group whose province it is to know the same) or use for his own purposes or for any purposes other than those of the Group and shall use his reasonable endeavours to prevent the unauthorized publication or disclosure of any trade secret or any confidential information concerning the business or finances of any member of the Group or any of its dealings, transactions or affairs or those of its customers, suppliers, management and shareholders which may come to his knowledge during or in the course of his employment. Confidential information shall include, without limitation, lists or details of customers and suppliers, information relating to the working of any process of invention carried on or used by any member of the Group, information relating to research and other Projects, prices, discounts, mark-ups, future business strategy and development, marketing, price-sensitive information and any other information which is not generally available to the public.

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11.2  Forthwith upon the termination of the employment of the Executive hereunder, and/or at any other time if the Company shall so request, the Executive shall deliver to the Company all documents (including correspondence, lists of customers, notes, memoranda, plans, drawings and other documents of whatsoever nature), models or sample made or compiled by or delivered to the Executive during his employment or affairs of any member of the Group and credit cards and any equipment used by or made available to the Executive by the Company or any member of the Group. For the avoidance of doubt it is hereby declared that the property in all such documents as aforesaid shall at all times be vested in the relevant member of the Group.

11.3 The Executive shall not at any time during the continuance of his employment hereunder or for a period of six (6) months thereafter either on his own account or in conjunction with or on behalf of any other person or body corporate or unincorporated in competition with any member of the Group directly or indirectly solicit or entice away from any member of the Group, any person or body corporate or unincorporated who now is or at any time during or at the date of the termination of the said employment have been or become a customer or supplier or prospective customer or supplier of any member of the Group and with whom the Executive had personal contact or dealings during his said employment.

11.4 The Executive shall not at any time during the continuance of his employment hereunder or for a period of six (6) months thereafter solicit or entice away from any member of the Group or employ or otherwise engage any person who now is or at any time during or at the date of the termination of the said employment have become an employee of any member of the Group and with whom the Executive had contact during his said employment, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the relevant member of the Group, provided that this Clause 9.4 shall not prevent the Executive from hiring any employee of the Company or any member of the Group who responds to an advertisement or other public solicitations of employment.


11.5 The Executive shall not at any time or for any purpose after termination of his employment hereunder use either the English or Chinese name of the Company or any name similar thereto in connection with his own or any other name in any way calculated to suggest that he is or has been connected with the Company's business, nor in any way hold himself out as having had any such connection.

11.6 While the restrictions contained in this Clause 9 are considered by the parties to be reasonable for the protection of the business and interest of the Group and in all the circumstances and do not work harshly upon die Executive it is recognized that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the member(s) of the Group but would be valid if part of the wording thereof were deleted or the periods (if any) thereof were

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      reduced or the range of products or area dealt with thereby were reduced in scope, the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

12.  INTELLECTUAL PROPERTY RIGHTS


12.1 The Company (or any other member of the Group as the case may be) shall be entitled free of charge to the sole ownership and exclusive use of any invention or improvement made or discovered by the Executive and of any copyright, design right, trade mark, service mark or trade name created or used by the Executive (hereinafter referred to as the "intellectual property rights") in the course of or for the purpose of providing services hereunder to the Company or any other member of the Group.

12.2 The Executive shall forthwith and from time to time both during and after the term of this Agreement and at the request and cost of the Company, insofar as it is within his power, do such acts and things and executive such documents, as may in the opinion of the Company be reasonable necessary for obtaining letters patent, registration or other protection for any such intellectual property rights in any part of the world and shall effect such registration and vest such letters patent or other protection in the Company (or any other member of the Group as the case may be) or its nominees. The Executive irrevocably authorizes the Company for the purposes aforesaid in the name of the Executive and execute any document or do anything on his behalf. The Executive shall at the cost and request of the Company render all reasonable assistance to the Company (or any other member of the Group as the case may be) for and in connection with the purposes aforesaid.

12.3 The Executive shall not during or after the termination of the Agreement use to the detriment or prejudice of the Group or divulge to any person any confidential information concerning the intellectual property rights of the Group which may have come to his knowledge.

13.  MISCELLANEOUS


13.1 This Agreement shall be in substitution for any subsisting agreement or arrangement (oral or otherwise) made between the Company and the Executive which shall be deemed to have been terminated by mutual consent as from the date on which the Executive's employment under this Agreement commences.

13.2 The expiration or termination of this Agreement howsoever arising shall not operate to affect such of the provisions hereof as in accordance with their terms are expressed to operate or have effect thereafter.

13.3 In the event of any variation of the remuneration payable to the Executive hereunder being made by consent of the parties hereto, such variation shall not constitute a new agreement but (subject to any express agreement to the contrary)

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      the employment of the Executive hereunder shall continue subject in all respects to the terms and conditions of this Agreement with such variation as aforesaid.

13.4 Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or facsimile number set out below (or such other address or facsimile number as the addressee has by five (5) days' prior written notice specified to the other parties):

      To the Company:
      Suite4703, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

      To the Executive:
      F/10 Guomao Building, Renmin South Road, Shenzhen, China.

13.5 Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered (a) if given or made by letter, by post, two (2) clear business days after the date of posting, or by recorded delivery, when actually delivered to the relevant address; and
      (b) if given or made by facsimile, when dispatched subject to receipt of machine-printed confirmation of error-free dispatch of the whole of the notice, demand or communication to the facsimile number of the intended addressee.

13.6 If at any time any Provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

13.7 No failure or delay by the Company in exercising any right, power remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by the Company of any breach by the Executive of any provision in this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision in this Agreement.

13.8 This Agreement shall be governed by and construed in accordance with the laws Hong Kong and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

IN WITNESS WHEREOF, this Agreement has been executed on the day and year first above written.

            /s/ SHIM YANG
            --------------------
                SHIM YANG
            For and on behalf of
            Intermost Corporation
            In the presence of

            /s/ ANDY LIN
            --------------------
                ANDY LIN